Exhibit 10.5

THIS AGREEMENT	is made this day of
Two Thousand and

BETWEEN CENTURY WEALTH DEVELOPMENT LIMITED whose registered office is situate at 21St — 23rd Floors, Nan Fung Tower, 88 Connaught Road C & 173 Des Voeux Road C, Central, Hong Kong (hereinafter called “the Landlord”) of the one part and the person, firm or company set out in Part I of the First Schedule hereto (hereinafter called “the Tenant”) of the other part.

IT IS HEREBY AGREED as follows:

Section I

PREMISES. TERM, RENT AND USER

The Landlord hereby lets and the Tenant hereby takes ALL THAT the premises as set out in Part II of the First Schedule (“the Premises”) forming part of NAN FLING TOWER (hereinafter called “the Building”), 88 Connaught Road Central and 173 Des Voeux Road Central, Hong Kong erected on All Those pieces or parcels of ground situate, lying and being at Hong Kong and registered in the Land Registry as Marine Lot No.452, Marine Lot No.453, Marine Lot No.454, Inland Lot No.2634 and Inland Lot No.2635 Together with the use in common with the Landlord and all others having the like right of the entrances staircases landings passages and toilets in the Building in so far as the same are necessary for the proper use and enjoyment of the Premises and except insofar as the Landlord and/or the Manager of the Building (hereinafter called “the Building Manager”) may restrict such use from time to time and Together with the use in common as aforesaid of the lifts escalators and air cooling and heating services in the Building (if any and whenever the same shall be operating) for the term set out in Part III of the First Schedule (“the Term”) YIELDING AND PAYING therefor throughout the Term such rent and other charges as are from time to time payable in accordance with the provisions set out in the Second Schedule and Subject to the Tenant’s use, occupation and enjoyment of the Premises only for the purposes set out in Part IV of the First Schedule hereto and not for any other purposes whatsoever.

Section II

RENT AND OTHER CHARGES

The Tenant agrees with the Landlord as follows:

(1) Rent and Management Fees

(a)	To pay the rent as set of out in Part I of the Second Schedule exclusive of rates without any deductions or set-off (whether legal or equitable and free from any counterclaim and cross claim of the Tenant) in advance on the 1st day of each calendar month, the first and last of such payments to be apportioned according to the number of days in the month included in the Term and;

1

(b)	To pay to the Landlord in advance on the 1st day of each calendar month the management fees (without any deduction or set-off, whether equitable or legal and free from any counterclaim and cross claim of the Tenant) as set out in Part II of the Second Schedule towards the costs, charges and expenses for the maintenance and supply of air-conditioning from time to time and provision of management services to the Building by the Building Manager, such management fees shall be subject to revision from time to time as the Landlord and/or the Building Manager may deem fit. If the Tenant shall require air-conditioning outside the hours of supply fixed by the Building Manager, the Tenant shall apply to the Building Manager for the supply of the same and pay such cost as the Building Manager shall require.

(2) Rates

To pay and discharge all rates taxes assessments duties impositions charges and outgoings whatsoever now or hereafter to be imposed or levied on the Premises or upon the owner or occupier in respect thereof by the Government of Hong Kong or other lawful authority (Government Rent, Property Tax and payment of capital nature alone excepted). The Tenant shall pay all rates imposed on the Premises quarterly in advance first to the Landlord who shall then settle the same with the Hong Kong Government. In the event of the Premises not yet having been assessed to rates the Tenant shall pay to the Landlord on account of its liability under this clause a sum equal to the rates which would have been charged by the Hong Kong Government on the basis of the rateable value being equal to twelve months’ rent. Upon the rateable value of the Premises being assessed, the Tenant shall pay to the Landlord any deficiency in rates payable in respect of the Premises, and likewise the Landlord shall refund to the Tenant any payment made in excess of the rates already paid.

(3) Utility Charges And Deposits

To pay and discharge all deposits and charges in respect of gas water electricity air-conditioning and telephone as may be shown by or operated from the Tenant’s own metered supply or by accounts rendered to the Tenant in respect of all such utilities consumed on or in the Premises.

Section III

TENANT’S OBLIGATIONS

The Tenant further agrees with the Landlord as follows:

(1) Compliance With Ordinances

To obey and comply with and to indemnify the Landlord against the breach of all Ordinances, regulations, bye-laws, rules and requirements of any Governmental or other competent authority relating to the use and occupation of the Premises, or to any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee, agent or licensee of the Tenant and without prejudice to the foregoing to obtain any licence approval or permit required by any Governmental or other competent authority in connection with the Tenant’s use or occupation of the Premises and to maintain the same in force during the currency of this tenancy and to indemnify the Landlord against the consequences of a breach of this provision.

2

(2) Fitting out

To fit out the interior of the Premises in a good and proper workmanlike fashion using good quality materials and in accordance with the requirements and provisions of the Third Schedule hereto and the Fitting Out Rules of the Deed of Mutual Covenant and Management Agreement of the Building (if any) and any amendment or revision thereof from time to time and to maintain the same throughout the Term in good condition and repair to the reasonable satisfaction of the Landlord. In carrying out any approved work hereunder, the Tenant shall and shall cause his servants agents contractors and workmen to cooperate fully with the Landlord and the Building Manager and all servants and agents and workmen of the Landlord and the Building Manager and with other tenants or contractors carrying out any work in the Building. The Tenant shall obey and cause his servants agents contractors and workmen to obey and comply with all instructions and directions which may be given by the servants or agents or other authorised representatives of the Landlord and/or the Building Manager in connection with the carrying out of such work. This provision shall further apply to all subsequent redecoration of the Premises by the Tenant.

(3) Installation of Telephone Cables

The Tenant shall make his own arrangements with the licensed telecommunication company/corporation in Hong Kong with regard to the installation of telephones in the Premises, but the installation of telephone lines outside the Premises must be in accordance with the directions and regulations from time to time stipulated by the Landlord and/or the Building Manager.

(4) Good Repair of Interior

To keep all the interior of the Premises including the flooring and interior plaster or other finishing material or rendering to walls floors and ceilings and the Landlord’s fixtures and fittings therein and all additions (whether of the Landlord or the Tenant) thereto including all doors windows electrical installations and wiring light fittings suspended ceilings fire fighting apparatus and air-conditioning plant and ducting in good clean tenantable substantial and proper repair and condition and as may be appropriate from time to time properly painted and decorated and so to maintain the same at the expense of the Tenant, and to deliver up the same to the Landlord at the expiration or sooner determination of the Term in like condition.

(5) Replacement Of Windows

To pay or reimburse the Landlord the cost of replacing all broken or damaged windows or glass of the Premises whether the same be broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant.

(6) Repair Of Electrical Installations

To repair or replace if so required by the appropriate Company or authority under the terms of the Electricity Ordinance or any statutory modification or re-enactment thereof or any Regulations made thereunder all the electricity wiring installations and fittings within the Premises and the wiring from the Tenant’s meter or meters to and within the same.

3

(7) Good Repair of Toilets And Water Apparatus

At the expense of the Tenant to maintain toilets and water apparatus located within the Premises (or elsewhere if used exclusively by the Tenant or its licencees) in good clean and tenantable state and in proper repair and condition at all times during the Term to the reasonable satisfaction of the Landlord and the Building Manager and in accordance with the Regulations of the Public Health or other Government Authority concerned.

(8) Cleaning And Cleaning Contractors

To keep the Premises including all internal windows at all times in a clean and sanitary state and condition and for the better observance hereof the Tenant shall only employ as cleaners of the Premises such persons or firms which (a) possess reasonably competent skill by relevant industry standard; and (b) have been registered with the Landlord in the list(s) of such contractors which have been approved by the Landlord and/or Building Manager basing on the abovementioned requirements and criteria. Such cleaners shall be employed at the expense of the Tenant.

(9) Clearing of Drains

To pay on demand to the Landlord and/or the Building Manager the cost incurred by the Landlord and/or the Building Manager in cleaning and clearing any of the drains choked or stopped up owing to improper or careless use by the Tenant or his employees invitees or licensees.

(10) To Permit Landlord To Enter And View

To permit the Landlord its agents and all persons authorised by it with or without workmen or others and with or without appliances at all reasonable times to enter upon the Premises to view the condition thereof and upon prior notice to the Tenant to take inventories of the fixtures and fittings of the Landlord therein and to carry out any work or repair required to be done provided that in the event of an emergency the Landlord its servants or agents may enter without notice and forcibly if the Landlord deems necessary.

(11) To Repair On Receipt Of Notice

To make good all defects and wants of repair to the Premises for which the Tenant may be responsible hereunder within a reasonable period of time from the receipt of a written notice from the Landlord to repair and make good the same, and if the Tenant shall fail to commence such works or repairs within 14 days from the date of the said notice, the Landlord shall be entitled to enter upon the Premises and carry out the same and the cost thereof shall be a debt owed by the Tenant to the Landlord and shall be repayable forthwith.

(12) Giving Landlord Notice Of Damage

To give notice to the Landlord or its agent of any damage to the Premises and of any accident to or defects in the water and gas pipes (if any) electrical wiring or fittings, fixtures or other services or facilities within the Premises.

(13) Protection From Typhoon

To take all reasonable precautions to protect the interior of the Premises from storm or typhoon damage.

4

(14) Indemnity by Tenant to Landlord

To be wholly responsible for any damage or injury caused to any person whomsoever directly or indirectly through the defective or damaged condition of any part of the interior of the Premises or any fixtures or fittings therein for the repair of which the Tenant is responsible hereunder or in any way owing to the spread of fire or smoke or the overflow of water from the Premises or any part thereof or through the act default or neglect of the Tenant its servants agents licensees or customers and to make good the same by payment or otherwise and to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such loss damage or injury and all costs and expenses incidental thereto, and to effect adequate insurance cover in respect of such risks in accordance with the provisions of Clause (15) below.

(15) Tenant’s Insurances

To effect and maintain during the Term public liability insurance cover with an insurance company in respect of liability for loss injury or damage to any person or property (including but not limited to furniture, fixtures and fittings) whatsoever caused through or by any act default or neglect of the Tenant which might give rise to a claim for indemnity pursuant to Clause 14 above. Such policy of insurance shall be endorsed to show the Landlord as registered owner of the Premises and as the co-beneficiary under the policy and the insurance cover thereby effected shall be in an amount to be determined by the Landlord which in its absolute discretion thinks fit and shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled modified or restricted without the prior consent of the Landlord. The Tenant hereby further undertakes to produce to the Landlord as and when required by the Landlord such policy of insurance together with a receipt for the last payment of premium and a certificate from the insurance company that the policy is fully paid up and in all respects valid and subsisting.

For the Tenant’s reference, the Landlord has taken out (i) an insurance policy for Accidental Damage (Property) covering the whole of the Building including all facilities belonging to the Landlord thereto in the sum of HK$1,173,000,000.00 and (ii) an insurance policy for Public Liability in the sum of HK$50,000,000.00. The Tenant shall at its own costs take out an insurance policy to cover all risks in respect of its fittings stocks valuable goods and/or items furniture equipment installations etc. in the Premises and the Landlord shall not in any circumstances be held liable for any loss or damage caused to any of the Tenant’s fittings stocks furniture equipment installations etc. in the Premises.

(16) Air-Conditioning Of Premises

Where any air handling units(s)(AHU), fan coil unit(s), chiller pipe(s) with insulation, chiller pipe valve(s), return air plenum box(es), return air louvre(s), supply air diffuser(s), air ducting, air filter(s) for air cooling ventilation or circulation is installed in or about the Premises (whether by the Landlord or the Tenant) the Tenant shall to the extent of its control over the same at all times use and regulate the same at their optimal level in such conditions from time to time prevailing and shall operate and maintain such air handling units(s)(AHU), fan coil unit(s), chiller pipe(s) with insulation, chiller pipe valve(s), return air plenum box(es), return air louvre(s), supply air diffuser(s), air ducting, air filter(s) within the Premises as the Landlord and/or the Building Manager may reasonably direct.

5

(17) Refuse And Garbage Removal

To be responsible for the removal of refuse and garbage from the Premises to such locations as shall be specified by the Landlord and/or the Building Manager from time to time and to use only those types of refuse containers specified by the Landlord and/or the Building Manager from time to time. In the event of the Landlord and/or the Building Manager providing services for refuse and garbage collection, such services shall be engaged by the Tenant to the exclusion of any other similar services and the cost of such services provided by the Landlord and/or the Building Manager shall be borne solely by the Tenant.

(18) Service Entrances

To load and unload goods only at such times and through such entrances and by such service lifts (if any) as shall be designated by the Landlord and/or the Building Manager for this purpose from time to time.

(19) Contractors Employees Invitees And Licensees

To be liable for any act default negligence or omission of the Tenant’s contractors employees invitees or licensees as if it were the act default negligence or omission of the Tenant and to indemnify the Landlord against all costs claims demands expenses or liability to any third party in connection therewith.

(20) To Comply with Deed of Mutual Covenant & Management Agreement

To observe, obey and comply with and to keep the Landlord fully indemnified against any breach by the Tenant or any contractor, servant, employee, visitor, agent or licensee of the Tenant of all the terms, conditions, provisions and covenants of the Deed of Mutual Covenant and Management Agreement (if any), Sub-Deed of Mutual Covenant and Building and Car Park Rules (if any) in respect of the Building and such Rules and Regulations as may from time to time be made in accordance with the provisions of the Deed of Mutual Covenant and Management Agreement (if any).

(21) Deliver-up Premises and Handover by Tenant

At the expiration or sooner determination of this Agreement to (i) deliver up to the Landlord the Premises together with the Landlord’s fixtures and fittings therein and thereto in good clean and tenantable repair and condition in accordance with the stipulations herein contained and (ii) unless otherwise required by the Landlord to reinstate restore remove or do away with all alterations, additions or installations to or in the Premises (whether made with or without the Landlord’s consent and whether made by the Tenant or taken over from the previous tenant) to a bare shell condition to the satisfaction of the Landlord and (iii) make good or repair in a proper and workmanlike manner any damage to the Premises and the Landlord’s fixtures and fittings therein caused by such removal before delivering up the Premises to the Landlord.

6

(22) Common Areas

To pay or reimburse the Landlord and/or the Building Manager the cost of any damage caused to any part of the common areas of the Building occasioned by the Tenant its licensees employees agents or contractors or any other person claiming through or under the Tenant.

(23) Keep Premises Open

To keep the Premises open for business at all times of the year during the normal business hours.

(24) Application for Copyright Licences

To apply for all requisite licences, approvals and permits from the competent authority before broadcasting or playing any music, film or artistic works or doing or suffering to be done any act matter or deed in the Premises whereby copyright of any music, film or artistic works is infringed and to indemnify the Landlord against all consequences of a breach of this provision.

Section IV

LANDLORD’S OBLIGATIONS

The Landlord agrees with the Tenant as follows:

(1) Quiet Enjoyment

Save as herein provided otherwise, to permit the Tenant (having duly been paying the rent, rates, and other charges hereby agreed to be paid in the manner herein provided and observing and performing the stipulations terms conditions and obligations herein contained) to have quiet possession and enjoyment of the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord.

(2) Government Rent

To pay the Government Rent, Property Tax and payment of capital nature attributable to or payable in respect of the Premises.

Section V

RESTRICTIONS AND PROHIBITIONS

The Tenant hereby further agrees with the Landlord as follows:

(1) Installations and Alterations

(a)	Not to erect install or alter any fixtures partitioning or other erection or installation in the Premises or to make suffer or permit to be made any disturbance alterations or additions to the electrical wiring installation air conditioning ducting pipes and conduits (if any) and lighting fixtures or any part thereof or to install or permit or suffer to be installed any equipment apparatus or machinery including any safe which imposes a weight on any part of the flooring in excess of that for which it was designed.
(b)	In carrying out any works approved hereunder the Tenant its servants agents contractors and workmen shall observe and comply with all instructions and directions of the Landlord and/or the Building Manager or their authorised representatives in connection with such works.

7

(2) Injury To Main Walls

Not to cut maim or injure or permit or suffer to be cut maimed or injured any doors windows walls beams or any other part of the structure of the Premises or of the Building.

(3) Alteration To Exterior

Not to affix anything or paint or make any alteration whatsoever to the exterior of the Premises save as provided in Clause (5) below of this Section.

(4) Noise

Not to cause or produce or suffer or permit to be produced on or in the Premises any sound or noise (including sound produced by broadcasting from Television, Radio and any apparatus or instrument capable of producing or reproducing music and sound) or other acts or things in or on the Premises which may be or become a nuisance or annoyance to the tenants or occupiers of any neighbouring premises.

(5) Signs

Not without the written consent of the Landlord and the Building Manager to exhibit or display or affix any writing sign signboard or other device in at or above any part of the common area lobby landing or corridor of the Building. The Tenant shall however be entitled to display its name (as given herein) in lettering and/or other characters to a design and standard of workmanship approved by the Landlord and the Building Manager on a signboard at the front of the Premises facing the common corridor. Without prejudice to the foregoing, the Landlord may in connection with any application for consent under this Clause require the Tenant to produce such evidence as it may think fit to show that no breach of Section V Clause (12) has taken place or is likely to take place.

(6) Illegal Immoral or Improper Use

Not to use or cause permit or suffer to be used any part of the Premises for gambling or for any illegal immoral or improper purposes or in any way so as to cause nuisance annoyance inconvenience or damage or danger to the Landlord or the other co-owners or tenants or occupiers of any other neighbouring premises of the Building.

(7) Sleeping or Domestic Use

Not to use the Premises or any part thereof as sleeping quarters or as domestic premises within the meaning of any Ordinance for the time being in force or to allow any person to remain in the Premises overnight unless with the Landlord’s prior permission in writing. Such permission shall only be given to enable the Tenant to post watchmen to look after the contents of the Premises and the names of the watchmen shall first be registered with the Landlord prior to its giving such permission.

8

(8) Manufacturing and Storage of Merchandise

Not to use the Premises or any part thereof for the manufacturing or storage of goods or merchandise other than stock or materials reasonably required in connection with the Tenant’s business or to keep or store or cause or permit or suffer to be kept or stored any hazardous or dangerous goods within the meaning of the Dangerous Goods Ordinance and the regulations thereunder or any statutory modification or re-enactment thereof.

(9) Obstructions In Passages

Not to place or leave or suffer or permit to be placed or left by any contractor employee invitee or licensee of the Tenant any boxes furniture articles or rubbish in the entrance or any of the staircases passages or landings of the Building or any part thereof used in common with other co-owners tenants or the Landlord.

(10) Prevention Of Odours

Not to allow any cooking of food on the Premises or any part thereof and not to cause or permit any offensive or unusual odours to be produced upon or emanated from the Premises.

(11) Animals. Pets & Infestation

Not to keep or permit or suffer to be kept any animals or pets inside the Premises and to take all such steps and precautions to the satisfaction of the Landlord to prevent the Premises or any part thereof from becoming infested by termites rats mice roaches or any other pests or vermin and for the better observance hereof the Landlord may require the Tenant to employ at the Tenant’s costs such pest extermination contractors which (a) possess reasonably competent skill by relevant industry standard; and (b) have been registered with the Landlord in the list(s) of such contractors which have been approved by the Landlord and/or Building Manager basing on the abovementioned requirements and criteria and at such intervals as the Landlord may direct.

(12) Subletting, Assigning

Not to assign underlet transfer license or otherwise part with the possession use or occupation of the Premises or any part thereof in any way whether by way of subletting lending sharing licensing or other means (including but not limited to service agreements or other similar arrangement) whereby any person or persons not named as a party to this Agreement (such third party shall include the Tenant’s affiliated or associated companies or any company within the same company group of the Tenant) obtains the use occupation or possession of the Premises or any part thereof (exclusive or otherwise) or is permitted or allowed to operate and/or carry on business in the Premises or any part thereof whether as part of the business of the Tenant or as a separate and independent business or otherwise irrespective of whether any rental or other consideration is given for such use occupation or possession and in the event of any such transfer sub-letting sharing assignment licensing or parting with possession use or occupation of the Premises (exclusive or otherwise) by any means (whether for monetary consideration or not) this Agreement shall absolutely determine and the Tenant shall forthwith vacate the Premises on notice to that effect from the Landlord without prejudice to any rights or remedies which the Landlord may have against the Tenant for the breach of this provision. This Agreement shall be personal to the Tenant named in the First Schedule to this Agreement and without in any way limiting the generality of the foregoing the following acts and events shall, unless approved in writing by the Landlord, be deemed breaches of this Clause: -

(i)	In the case of a Tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise or the withdrawal of any existing partners for whatsoever reason.

9

(ii)	In the case of a Tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or disability of that individual to the intent that no right to use possess occupy or enjoy the Premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual.

(iii)	In the case of a tenant which is a corporation any takeover amalgamation merger voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof.

(iv)	The giving by the tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the Premises or any part thereof or does in fact use possess occupy or enjoy the same.

(v)	The change of the Tenant’s business name without the previous written consent of the Landlord which consent the Landlord may give or withhold at its discretion.

(13) Breach of Government Lease, Deed of Mutual Covenant,Sub-Deed of Mutual Covenant. etc.

Not to cause suffer or permit any contravention of the provisions of the Government Lease under which the Landlord holds the Premises, the Deed of Mutual Covenant & Management Agreement and any Sub-Deed of Mutual Covenant in respect of the Building (if any), and to indemnify the Landlord against any loss or damages resulting from such breach.

(14) Breach of Insurance Policy

Not to cause or suffer or permit to be done any act or thing whereby the policy or policies of insurance on the Premises against damage by fire or liability to Third Parties for the time being subsisting may become void or voidable or whereby the rate of premium or premiums thereon may be increased, and to repay to the Landlord or the Building Manager on demand all sums paid by the Landlord or the Building Manager by way of increased premium or premiums thereon and all expenses incurred by the Landlord or the Building Manager in and about any renewal of such policy or policies arising from or rendered necessary by a breach of this Clause.

(15) Locks

Not, without the previous written consent of the Landlord, to alter the existing locks bolts and fittings on the entrance doors to the Premises nor to install any additional locks bolts or fittings thereon.

(16) Aerials

Not to erect any aerial on the roof or walls of the Building or any part thereof.

10

(17) No Gambling

Not to permit gambling of any description whatsoever in or around the Premises.

(18) Parking & Loading

Not to park in obstruct or otherwise use nor permit to be parked in obstructed or otherwise used by any employee agent or licensee of the Tenant those areas (if any) of the Building allocated to parking the movement of or access for vehicles or designated as loading and unloading areas other than in accordance with the Regulations made from time to time by the Building Manager.

(19) Not to cause annoyance, nuisance

Not to cause or suffer or permit to be done any act or thing so as to cause annoyance nuisance inconvenience damage or danger to the Landlord or other co-owners or tenants or occupiers of any other neighbouring premises of the Building. If the Landlord shall receive complaint from other co-owners or tenants or occupiers of any other premises of the Building in respect of any act or thing done by the Tenant at the Premises and/or the Building, the Landlord shall in its absolute discretion be entitled to serve a written notice on the Tenant requiring the Tenant to rectify the situation. If the Tenant fails to comply with the Landlord’s written notice within 7 days from the date thereof, the Landlord shall be entitled to terminate this Agreement by giving 7 days’ prior written notice to the Tenant and upon expiration of such notice of termination, this Agreement shall be determined and everything contained herein shall become null and void and of no further effect and thereupon all deposits and any other payment made to the Landlord hereunder shall be wholly forfeited to the Landlord but without prejudice to any rights and remedies that may have accrued to the Landlord against the Tenant in respect of any breach, non-observance or non-performance of any agreement, stipulation, term or condition herein contained including this clause. The Tenant shall on the date of termination vacate and deliver up the Premises to the Landlord in accordance with the provisions hereof.

(20) Not to tout or solicit business

Not to tout or solicit or procure or permit any touting or soliciting for business or the distribution of any pamphlets notices or advertising matter outside the Premises or anywhere within the Building by any of the Tenant’s employees servants agents or licensees.

Section VI

EXCLUSIONS

IT IS HEREBY FURTHER EXPRESSLY AGREED AND DECLARED that the Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever:

(1) Lifts. Air-conditioning. Utilities

In respect of any loss or damage to person or property sustained by the Tenant or any other person caused by or through or in any way owing to any defect in or breakdown of the lifts escalators and air conditioning system (if any), condenser water supply system, electric power, water supplies, or any other service provided in the Building, or

11

(2) Fire & Overflow Of Water

In respect of any loss or damage to person or property sustained by the Tenant or any other person caused by or through or in any way owing to the escape of fumes smoke fire or any other substance or thing or the overflow of water from anywhere within the Building, or

(3) Security

For the security or safekeeping of the Premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision (if any) by the Landlord and/or the Building Manager of watchmen and caretakers or any mechanical or electrical systems of alarm of whatever nature shall not create any obligation on the part of the Landlord and/or the Building Manager as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant, nor shall the rent and other charges hereinbefore mentioned or any part thereof abate or cease to be payable on account of any of the foregoing.

Section VII

SUSPENSION OF RENT

Suspension of Rent

If the Premises shall at any time during the Term be destroyed or damaged not due to any default of the Tenant but owing to fire, typhoon, Act of God, force majeure or other cause beyond the control of the Landlord as to be rendered unfit for use and occupation and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of policy moneys refused in whole or in part in consequence of any act or default of the Tenant or if at any time during the continuance of this Agreement the Premises or the Building shall be condemned as a dangerous structure or a demolition order shall become operative in respect of the Premises or the Building then the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or demolition order shall be suspended until the Premises or Building shall again be rendered fit for occupation Provided Always that the Landlord shall be under no obligation to repair or reinstate the Premises or the Building or any part thereof And Provided further that should the Premises or the Building not have been reinstated in the meantime either the Landlord or the Tenant may at any time after six months from the occurrence of such damage or destruction or demolition order give to the other of them notice in writing to determine this present tenancy and thereupon the same and everything herein contained shall cease and be void as from the date of the occurrence of such destruction or damage or demolition order or of the Premises becoming unfit for occupation but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements stipulations terms and conditions herein contained or of the Landlord in respect of the rent payable hereunder prior to the coming into effect of the suspension.

12

Section VIII

DEFAULT

It is hereby expressly agreed and declared as follows:

(1) Default

If the rent and/or any charges payable hereunder or any part thereof shall be in arrear for fifteen (15) days after the same have become payable (whether formally demanded or not) or if there is any other breach or non-performance of any of the stipulations conditions or agreements herein contained and on the part of the Tenant to be observed or performed or if the Tenant becomes bankrupt or being a corporation goes into liquidation (save for the purposes of amalgamation or reconstruction) or if the Tenant suffers execution to be levied upon the Premises or otherwise on the Tenant’s goods then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter upon the Premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine whereupon the Deposit, shall the Landlord so elect, shall be absolutely forfeited to the Landlord as and for liquidated damages but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the terms of this Agreement. All costs and expenses incurred by the Landlord in demanding payment of the rent and other charges aforesaid (if the Landlord elects to demand) or the extent of any loss to the Landlord arising out of this Clause shall be paid by the Tenant and shall be recoverable from the Tenant as a debt or deductible by the Landlord from any deposit held by the Landlord hereunder.

(2) Acceptance Of Rent

The acceptance of any rent by the Landlord hereunder shall not operate or be regarded by the Tenant as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed.

(3) Interest

Notwithstanding anything hereinbefore contained in the event of default in payment of rent or other charges payable by the Tenant hereunder on the date on which the same falls due for payment, the Tenant shall further pay to the Landlord on demand interest on the amount in arrears at the rate of 1.25% per month calculated from the date on which the same becomes due for payment until the date of payment as liquidated damages and not as penalty Provided that the demand and/or receipt by the Landlord of interest pursuant to this provision shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy (including the right of re-entry) exercisable under the terms of this Agreement.

(4) Acts Of Employees Invitees & Licensees

For the purpose of these presents any act default neglect or omission of any guest visitor servant contractor employee agent invitee or licensee of the Tenant shall be deemed to be the act default neglect or omission of the Tenant.

13

(5) Re-entry

A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without actual entry on the part of the Landlord.

(6) Distraint

For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) and of these presents, the rent payable in respect of the Premises shall be and be deemed to be in arrear if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

(7) Forfeiture

The Tenant shall pay all expenses (including surveyor’s fees and Solicitor’s cost on a solicitor and own client basis) incurred by the Landlord incidental to the preparation and service of a notice under Section 58 of the Conveyancing and Property Ordinance, notwithstanding forfeiture is avoided otherwise than by relief granted by the Court.

Section IX

DEPOSIT

(1) Deposit

(i)	The Tenant shall forthwith on the signing of this Agreement deposit and at all times throughout the subsistence of the said term of tenancy hereby granted maintain with the Landlord such sum as shall he equivalent to FOUR (4) MONTHS’ rental, management charges and FOUR (4) MONTHS’ rates payable hereunder from time to time to secure the due performance by the Tenant of the agreements, stipulations and conditions herein contained and, on the Tenant’s part to be observed and performed which said deposit shall be held by the Landlord throughout the currency of this Agreement free of any interest to the Tenant with the right for the Landlord (without prejudice to any other right or remedy hereunder) to deduct therefrom the amount of any rent rates and other charges payable hereunder and any costs expenses loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any of the said agreements stipulations obligations or conditions. In the event of any deduction being made by the Landlord from the said deposit in accordance herewith during the currency of this Agreement the Tenant shall forthwith on demand by the Landlord make a further deposit equal to the amount so deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the Premises and to determine this Agreement as hereinbefore provided.

(ii)	The Tenant hereby agrees and confirms that part of the said deposit in the sum of HK$591,976.00 to be paid hereunder shall be transferred from the existing Tenancy Agreement dated 20th December 2018 (“the existing tenancy agreement”) made between the parties hereto upon commencement of the new term hereby created subject to the Landlord’s right to deduct any outstanding payment in accordance with the existing tenancy agreement payable by the Tenant to the Landlord upon signing the Tenancy Agreement.

14

(2) Increase in deposit

Should the rent, rates and/or management fees payable in respect of the Premises be increased at any time and from time to time during the Term, the Landlord shall be entitled from time to time to call upon the Tenant to pay to the Landlord such additional amount to the Deposit set out in Part V of the First Schedule hereto as the Landlord may require to secure the Tenant’s due performance and observance of the covenants obligations and terms and agreements herein on the part of the Tenant to be performed and observed and so that the Tenant shall at all times during the Term maintain with the Landlord deposit in a total sum representing four months’ rent, four months’ management fees and four months’ rates payable by the Tenant in respect of the Premises. The Tenant shall within 14 days of the written notice given by the Landlord pay to the Landlord such additional amount as aforesaid and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the Premises and to determine this Agreement as hereinbefore provided.

(3) Repayment Of Deposit

Subject as aforesaid the Deposit shall be refunded to the Tenant by the Landlord without interest within thirty days after the expiration or sooner determination of this Agreement and delivery of vacant possession to the Landlord and after settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of rent rates and other charges and for any breach non-observance or non-performance of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed or performed whichever shall be the later.

(4) Transfer of Deposit

Notwithstanding anything herein contained, the Tenant hereby expressly agrees that in the event of the Landlord assigning or transferring the ownership of the Premises to any person(s) (“the New Landlord”) prior to the termination of the Term subject to and with the benefit of this Agreement, the Landlord shall be entitled to transfer the Deposit paid by the Tenant hereunder (less any deduction which the Landlord may make according to the terms of this Agreement and the Deposit or the balance thereof after the said deduction shall hereinafter be referred to as “the Refunding Deposit”) to the New Landlord. Upon such transfer, the Landlord shall be released from any and all further obligations to the Tenant in respect of the Refunding Deposit and the Tenant shall waive all claims against the Landlord for the refund of the Refunding Deposit but nothing herein provided shall prejudice or affect the right of the Tenant to claim against the New Landlord for refund of the same AND a written notice sent by the Landlord or the Landlord’s Solicitors by ordinary post to the Tenant to the address stated herein notifying the change of ownership of the Premises shall be conclusive evidence that the Refunding Deposit has been transferred to the New Landlord unless the contrary intention is expressed in the said notice. The Tenant shall if required by the Landlord enter into, sign, and execute the Memorandum in the form attached hereto as Annexure 1 to release the Landlord from its obligation in respect of the refund of the Refunding Deposit.

15

Section X

INTERPRETATION AND MISCELLANEOUS

(1) Condonation Not A Waiver

No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance or non-performance by the Tenant at any time or times of any of the agreements stipulations terms and conditions herein contained shall operate or be regarded by the Tenant as a waiver of the Landlord’s rights hereunder in respect of any continuing or subsequent default, breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord.

Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

(2) Letting Notices & Entry

During the three months immediately before the expiration or sooner determination of the Term the Tenant shall permit all persons authorized by the Landlord to enter and view the Premises and every part thereof at all reasonable times and upon prior notice Provided that the Landlord shall be at liberty to affix and maintain without interference upon any external part of the Premises a notice stating that the Premises are to be let and such other information in connection therewith as the Landlord shall reasonably require during the aforementioned period of 3 months.

(3) Service Of Notice

Any notice required to be served on the Tenant shall be sufficiently served if delivered to or despatched by pre-paid ordinary post to the Premises, the registered office or last known address of the Tenant. A notice sent by pre-paid ordinary post shall be deemed to be given within 2 days from the date of posting.

(4) Gender

In this Agreement if the context permits or requires words importing the singular number shall include the plural number and vice versa and words importing the masculine feminine or neuter gender, shall include the other of them.

(5) Headings & Index

The Headings and Index (if any) are intended for guidance only and do not form a part of this Agreement nor shall any of the provisions of this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

16

(6) Stamp Duty & Cost

Each party shall pay its own legal costs and disbursements of and incidental to the preparation and completion of this Agreement. However, a Tenancy Agreement preparation cost of HK$500.00 will be paid by the Tenant to the Landlord for engrossing this Agreement

(7) No Fine

The Tenant acknowledges that no fine premium key money or other consideration has been paid by the Tenant to the Landlord for the grant of this tenancy.

(8) Exclusion Of Warranties

This Agreement sets out the full agreement between the parties and supersedes any other commitments, agreements, representations, warranties, undertakings or understandings, written or verbal, that the parties may have had with respect to the Building or the Premises.

(9) Hand-Over Condition

The Premises shall be handed over to the Tenant in its “as-is” condition. The Tenant hereby declares and confirms that it has duly inspected the Premises and is satisfied with the current state and condition of the Premises and the fixtures and finishes therein. No warranty or representation whatsoever has been given or is made by the Landlord or its agents regarding the user of the Premises and/or the state and condition thereof or of the Building and in particular, but without limitation, no warranty or representation is made by the Landlord or its agents regarding:

(a)	the fittings and finishes or the installation and appliances (if any) in the Premises and/or the Building;
(b)	the state and condition of the Premises or the Building and the use thereof;
(c)	the composition of the Building.

For avoidance of any doubts, the Tenant is required to reinstate and make good the Premises to a bare shell condition with the Landlord’s Provisions (if any), such reinstatement work shall include but not limited to removing the existing decorations, partition walls, hanging cabinets, wall papers (if any), concealed conduits, wirings, wall/floor mounted sockets, standard carpet and reinstatement of the air-conditioning and sprinklers system as per the reflected ceiling layout and MVAC layout-plans, or in such other condition as the Landlord shall specify at the sole discretion of the Landlord upon expiration or sooner determination of this Agreement.

Landlord’s Provisions:

1.	Existing double leave glass main door (x 1)
2.	False ceiling with sprinkler heads and light troughs (fluorescent tubes not provided)
3.	A/C fan coil units
4.	Standard carpet

(10) Renovation

Notwithstanding anything contained herein to the contrary, the Tenant understands and agrees that:

(a)	repair alteration and renovation works may be carried out in the Building or any part thereof (including but not limited to the main entrance, lift lobbies, landings, staircases, passages, corridors, external walls and/or other common areas and facilities thereof) by the Building Manager at any time during the Term;

17

(b)	scaffolding may be put up outside the Building and/or the Premises and drilling, hammering works and other noisy works may be done and certain parts of the common areas and facilities thereof may be temporarily closed or ceased to be available for use during the renovation period;
(c)	the Landlord shall not incur any liability to the Tenant who shall not have any claim against the Landlord for any remedies including but not limited to compensation or abatement or suspension of rent or early termination of the Term by reason of any inconvenience, disturbance, nuisance, annoyance, loss or damage that may be caused by or related to the aforesaid works.

(11) Change of Building Name

The Tenant hereby acknowledges and agrees that the Landlord shall have the right to rename the Building with such other name(s) at any time hereafter at its or their sole discretion. The Landlord shall not be liable to the Tenant or any other person for any loss, damage, costs, expenses or action whatsoever as a result of such change(s) of name. For the purpose of this clause, the Landlord shall include its successors in title or assigns.

(12) Sale and Re-development Clause

(1) Notwithstanding anything to the contrary hereinbefore contained, if the Landlord shall wish to sell or redevelop renovate refurbish redesign rebuild or reconstruct the Building or any part or parts thereof affecting the Premises at any time during the Term hereby granted either alone or jointly with the owner or owners of the other part or parts of the Building, the Landlord shall have the right upon giving six months’ notice in writing to the Tenant to terminate this Agreement and immediately upon the expiration of such notice this tenancy shall determine and everything herein contained shall cease and be void but without prejudice to the rights and remedies of the Landlord against the Tenant in respect of any antecedent claim or breach of any of the terms or stipulations herein contained. The Tenant shall deliver vacant possession of the Premises to the Landlord upon the expiration of the said notice and the Tenant shall not be entitled to claim any damages or compensation in respect of such early determination.

(2) It is also agreed and declared by the parties hereto that notwithstanding any other provision herein and notwithstanding any law to the contrary the Tenant’s option for renewal (if any) shall be extinguished and determined upon the service of the said notice of termination (irrespective of whether the same shall have been exercised by the Tenant or not) and the Tenant shall not be entitled to claim against the Landlord for any damages or compensation or any relief against such extinguishment or determination of the option for renewal.

(3) For the avoidance of doubt, the expression “Landlord” in this clause shall include the Landlord’s successors in title or assigns and this clause shall enure for the benefit of the Landlord’s successors in title or assigns.

18

(13) Rights of Third Parties

Notwithstanding any other provisions of this Agreement, a person who is not a party to this Agreement shall not have any right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623) to enforce any provisions of this Agreement. This does not affect any right or remedy of such third party which exists or is available apart from that Ordinance.

(14) Special Condition

(A)	To ensure the proper maintenance of the air cooling or conditioning system of the Building, the Tenant hereby agrees with the Landlord to permit the Landlord and/or the Building Manager, and all persons authorized by them at all reasonable times to enter the Premises or any part thereof to carry out cleaning works, of not less than once per year from the commencement date of the Term of this Agreement, or of any times as the Landlord may in its absolute discretion deem necessary, to all fan coil units or other air handling plant or split-type air-conditioners installed at the Premises by the contractors which (a) possess reasonably competent skill by relevant industry standard; and (b) have been registered with the Landlord in the list(s) of such contractors which have been approved by the Landlord and/or Building Manager basing on the abovementioned requirements and criteria. The Tenant further agrees with the Landlord to pay to the Landlord, in addition to the management fee, all running, operating, maintenance, cleaning and repair costs associated with the use of fan coil units or other air handling plant or split-type air-conditioners installed at the Premises including but not limited to that mentioned hereinabove.

(B)	The Tenant shall pay to the Landlord the rent and other outgoings monthly in advance on the first day of each and every calendar month and pay the government rates quarterly in advance on the first day of January, April, July and October during the said term without any set-off and deductions through the Landlord’s designated banker’s auto-pay system, or in banknotes or in any manner as the Landlord may from time to time stipulate.

(C)	Notwithstanding anything herein contained to the contrary, the Tenant understands and acknowledges that the Landlord shall have the right at any time and from time to time during the Term to display, install, affix, erect or permit to be displayed, installed, affixed or erected any notice, scaffolding, signboard, sign, decoration or other device of such size or nature or style as the Landlord in its sole discretion may determine (“Installations and Erections”), whether illuminated or not which may be visible from inside the Premises on the external wall(s) of the Building or any part or parts thereof. Such Installations and Erections may create noise or vibration or annoyance or nuisance to the Premises or occupiers thereof or block off darken or obstruct or obscure or otherwise cover up the view of the Premises or any part or parts thereof The Tenant agrees that in any circumstances it shall not be entitled to claim against the Landlord for any abatement or suspension of rent or early termination of the Term or loss, damage or any compensation whatsoever by reason of any inconvenience, disturbance, nuisance, annoyance, loss of enjoyment, loss or damage that may be caused by or related to the Installations and Erections.

(D)	Subject to the consent of the Landlord, the Tenant hereby agrees that part of the deposit paid under the existing tenancy agreement in the sum of HK$591,976.00 shall be transferred to this Agreement towards payment of the deposit payable hereunder upon the commencement of the term hereby granted. The residue of deposit in the sum of HK$43,740.00 paid by the Tenant to the Landlord under the existing tenancy agreement shall be refunded to the Tenant by the Landlord in accordance with the existing tenancy agreement.

(E)	It is a condition of this Agreement that Mr. Yeung Wan Yiu [holder of Hong Kong Identity Card No. [redacted]], one of the directors of the Tenant, shall provide a director guarantee in the Landlord’s prescribed form as additional security for the Tenant’s due observance and performance of the terms and conditions under this Agreement and to guarantee and undertake that if the Tenant shall default in the payment of rent and/or other charges or any part thereof, or shall commit a breach of any of the terms herein contained, he shall upon demand by the Landlord pay the Landlord all outstanding rent and/or other charges or any part thereof together with any interest chargeable thereon which shall be so in arrears or any loss damages costs and expenses incurred to the Landlord as a result of the Tenant’s breach thereof. All legal costs incurred for the said director guarantee shall be borne by the Tenant solely.

(15) Compliance

This Agreement is subject to the compliance by the Tenant of all the terms and conditions contained in the existing tenancy agreement. In the event that the Tenant shall have committed any breach of the terms and conditions of the existing tenancy agreement before commencement of the term hereby created and fails to rectify such breach after receiving from the landlord 7 days written notice or upon the happening of any events which would have entitled the Landlord to forfeit the existing tenancy agreement or re-enter the said premises, then the Landlord shall also have the right to forfeit this Tenancy Agreement and all the deposits paid hereunder but without prejudice to the Landlord’s right to claim any further damages which the Landlord shall have sustained or may sustain.

(16) Meanings

“Hong Kong” shall mean “The Hong Kong Special Administrative Region” and “the Hong Kong Government” shall mean “The Government of the Hong Kong Special Administrative Region”

19

The First Schedule

Part I - TENANT

GLAM CAPITAL LIMITED (港利资本有限公司) (C.I. No.: 2720416) whose registered office is situate at Rooms 908-11, 9/F., Nan Fung Tower, 88 Connaught Road Central, Hong Kong.

Part II - PREMISES

ROOM NOS. 908-11 on the 9th FLOOR of NAN FUNG TOWER, 88 Connaught Road Central and 173 Des Voeux Road Central, Hong Kong which room(s) is/are for the purposes of identification only shown on the Floor Plan annexed hereto and thereon coloured Pink.

Part III - TERM

TWO (2) years EIGHT (8) months and TWENTY-NINE (29) days commencing from the 2nd day of January 2022 and expiring on the 30th day of September 2024, both days inclusive.

Part IV - USER

For no purpose whatsoever other than office accommodation only.

Part V - DEPOSIT

(a)	The Rental Deposit shall be HONG KONG DOLLARS FIVE HUNDRED EIGHT THOUSAND SIX HUNDRED AND FORTY ONLY (HK$508,640.00).

(b)	The Management Fees Deposit shall be HONG KONG DOLLARS SIXTY FOUR THOUSAND SEVEN HUNDRED AND THIRTY SIX ONLY (HK$64,736.00).

(c)	The Rates Deposit shall be HONG KONG DOLLARS EIGHTEEN THOUSAND AND SIX HUNDRED ONLY (HK$18,600.00).

20

The Second Schedule

Part I — PARTICULARS OF RENT

1.	The monthly rent for the Premises shall be HONG KONG DOLLARS ONE HUNDRED TWENTY SEVEN THOUSAND ONE HUNDRED AND SIXTY ONLY (HK$127,160.00).

2.	The said rent is exclusive of government rates, management fees and all other outgoings.

Part II— PARTICULARS OF MANAGEMENT FEES

1.	The monthly management fees at the commencement of the Term shall be HK$16,184.00.
2.	The management fees shall be subject to increase at any time of the Term upon the Landlord or the Building Manager giving to the Tenant notice in writing of such increase and on the effective date of such notice, the management fees shall be increased by the amount specified in the notice of the Landlord or the Building Manager.

The Third Schedule

SUBMISSION AND APPROVAL OF PLANS

(1)	At least 30 days (or such shorter period as the Landlord or the Building Manager may reasonably allow) before commencing any alterations, renovations or fitting out works in the Premises the Tenant shall submit three sets of detailed plans or drawings and specifications (supported by written information on all proposals concerning such alterations, renovations or fitting out works) in an acceptable format to the Landlord and the Building Manager respectively for written approval. The Tenant’s plans or drawings shall comply with all relevant Ordinances, Regulations and By-laws, and without limiting the generality of the foregoing, such plans or drawings shall show the following: -

(i)	General layout, showing all builder’s work;
(ii)	All fitting out details, alterations and additions to all non-load bearing walls, doors, door openings and lobbies;
(iii)	Detailed drawings, plans and specifications of all electrical, mechanical ventilation and air-conditioning and fire services and installations layouts including such installations which shall be connected by the Tenant to the utility systems provided in the Building;
(iv)	Reflected Ceiling layouts with lighting fittings;
(v)	Details of all lighting circuitry, fixtures and fittings;
(vi)	Specifications;
(vii)	Electrical layout with power rating in ampere and location of main switch;

21

(viii)	Electrical wiring layout at partition wall, ceiling and/or underfloor trunking/floor screeding;
(ix)	Security system proposal (if any);
(x)	Plumbing and drainage layout (if any);
(xi)	Fire service and electricity certificated (FS251, WR1) if there is any alterations/additions to the fire fighting system and/or electrical system;
(xii)	Any proposed fascia sign, including its decorative and electrical components;
(xiii)	Detailed plans for external design (if any) and internal partitioning and layout together with detailed drawings and specifications in a format acceptable to the Landlord and/or the Building Manager showing the interior design, layout and E & M work for the construction of all the interior works, E & M works and fittings; and
(xiv)	Fire services layout.

The Tenant should at all times observe and comply with the Fit-Out Guide provided during the Term.

(2)	The Landlord and the Building Manager will charge the Tenant such fees as they may consider appropriate on account of their costs and expenses in approving all plans or drawings.

(3)	The Landlord and the Building Manager will consider the plans or drawings and the supporting information and may, in their absolute discretion, accept or reject such plans or drawings and supporting information or any part of them. Upon receipt thereof the same may be passed if considered appropriate by the Landlord and/or the Building Manager to an architect appointed by the Landlord/or and the Building Manager for approval. If such plans or drawings and/or supporting information are rejected, amendments shall be re-submitted within 14 days or as directed by the Landlord and/or the Building Manager, as the case may be. If the Tenant shall fail to make the re-submission as aforesaid within 14 days or as directed by the Landlord and/or the Building Manager, such default shall constitute a material breach of this Agreement and the Landlord shall have the option at its sole and absolute discretion to terminate this Agreement at any time thereafter by serving 7 days’ prior notice in writing to the Tenant and upon the date of termination of this Agreement as specified by the Landlord in such notice everything contained herein shall become null and void and of no further effect and thereupon all deposits and any other payment made to the Landlord hereunder shall be wholly forfeited to the Landlord but without prejudice to any rights and remedies that may have accrued to the Landlord against the Tenant in respect of any breach, non-observance or non-performance of any agreement, stipulation, term or condition herein contained including this clause. The Tenant shall upon such termination vacate and yield up the Premises to the Landlord in accordance with the provisions hereof As an alternative to the termination of this Agreement as aforesaid, the Landlord may request the Tenant to rectify the said breach by making the re-submission within such time period as directed by the Landlord, and if the Tenant shall fail so to do, the Landlord shall have the absolute right to terminate this Agreement as aforesaid.

22

(4)	The approval by the Landlord of the Tenant’s plans shall not constitute any representation on the part of the Landlord that (i) such plans have been or will be approved by the Building Manager or (ii) the said plans comply with the relevant laws and regulations from time to time in force under the laws of Hong Kong and imposed by the Government of Hong Kong and shall not release the Tenant from its obligation to ensure the aforesaid compliance.

(5)	All decoration works should be carried out and completed in strict accordance with the plans, drawings and specifications approved in writing by the Landlord and the Building Manager. Subsequent alterations and additions will require the prior written consent of the Landlord and the Building Manager.

(6)	The Landlord and the Building Manager do not accept any responsibility for the Tenant’s fitting out proposals which responsibility must lay with the Tenant. Approval of proposals by the Landlord and the Building Manager does not imply that the proposed works will function to the Tenant’s satisfaction or expectation.

(7)	When the alteration, renovation or fitting out proposals are approved and before any work commences:

(i)	full information concerning the names, addresses and telephone numbers of the relevant Tenant’s contractors together with a work programme/chart shall immediately be made available to the Landlord and the Building Manager; and
(ii)	the Tenant shall pay to the Landlord and/or the Building Manager a decoration deposit in such amount as may be prescribed by the Landlord and/or the Building Manager and the Landlord and/or the Building Manager shall be entitled to deduct therefrom all costs, charges and expenses incurred by the Landlord and/or the Manager in connection with approving such alteration, renovation or fitting out works and in making good any loss or damage to any part or parts of the Building or any persons or contents therein resulting from the carrying out of such alteration, renovation or fitting out works by the Tenant or their contractors and the balance thereof shall be refunded to the Tenant after the completion of such alteration, renovation or fitting out works provided that if such deposit is insufficient to cover such costs, charges and expenses, the Tenant shall pay to the Landlord and/or the Building Manager such amount or amounts as may be required by the Landlord and/or the Building Manager to make up the difference.

(8)	(a) For all works specified under (i) to (iii) below, the Tenant is required to use the services of the contractors which (a) possess reasonably competent skill by relevant industry standard; and (b) have been registered with the Landlord in the list(s) of such contractors which have been approved by the Landlord and/or Building Manager basing on the abovementioned requirements and criteria:

(i)	Any work relating to any air-conditioning unit, system or plant;

23

(ii)	Any alteration or addition to any mechanical or electrical services;
(iii)	Any work relating to fire services;

(b) For items (iv) and (v) below, the Tenant is entitled to use other contractors to be approved by the Landlord and/or the Building Manager in writing basing on the abovementioned requirements and criteria:

(iv)	Any work involving the construction or installation of any brickwork, concrete or other items of a structural nature;
(v)	Any plumbing or drainage work;

(c) All other unspecified or unidentified works other than those specified under preceding sub-clauses (a) or (b) hereof shall be carried out only by contractors approved in writing by the Landlord and/or Building Manager basing on the abovementioned requirements and criteria_

(d) The Landlord and/or Building Manager shall not accept any responsibility in respect of any works being carried out by such contractors approved by the Landlord under preceding sub-clauses and such approval by the Landlord shall not release the Tenant from its obligations to ensure full compliance with the provisions of this Agreement relating to fitting out or renovation works.

(9)	The Tenant hereby acknowledges that (i) the Tenant shall not in any circumstances commence any work until the full approval of the Landlord and/or the Building Manager in writing has been obtained, which shall require ten (10) working days from the date of the Tenant’s submission of such drawings, plans and specifications and receipt of the same by the Landlord and/or the Building Manager, or longer period if the Landlord and/or the Building Manager deem to be necessary at their own discretion, and until the Tenant shall have complied with all the terms and conditions required under the Fit-Out Guide/House Rule (if any); (ii) the Tenant shall not be entitled to claim for any extension of the rent-free period, compensation or otherwise for the reasons of any delay, whether in submitting or re-submitting the proposals and plans to the Landlord and/or the Building Manager for their approval; and (iii) the Term of this Agreement shall commence even though any of the plans, drawings and specifications have not been fully approved by the Landlord or the Building Manager, or any of the work has not been commenced by the Tenant; and (iv) the Tenant shall indemnify the Landlord against all consequences of a breach of any of the provisions contained in this Third Schedule.

(10)	Upon the Landlord’s request, the Tenant shall provide to the Landlord certificates test reports or other documents certifying that the materials used for the fitting out or renovation works and all installations made are in compliance with applicable laws rules and regulations.

(11)	The Tenant should rectify the works or any part or parts thereof which have not been approved in writing by the Building Manager. The Building Manager shall have the right at its sole discretion to stop any fitting out or renovation works which have not been approved by it.

24

AS WITNESS the hands of the parties hereto the day and year first above written.

SIGNED by	)
MAK YAT KING	)
Yuen Yui Wing	)
)
for and on behalf of the Landlord	)
)
in the presence of:-)

SIGNED by YEUNG WAN YIU	)
)
)
)
for and on behalf of the Tenant	)
)
in the presence of:-)
CHU CHUN YI
HKID NO : Z669721(7)

25

RECEIVED the day and year first above	)	HK$591,976.00
written of and from the Tenant the sum of	)
HONG KONG DOLLARS FIVE	)
HUNDRED NINETY ONE THOUSAND	)
NINE HUNDRED AND SEVENTY SIX	)
ONLY being the total deposit money above	)
expressed to be paid by the Tenant to the	)
Landlord; as to HK$591,976.00 being part	)
thereof to be transferred from the existing	)
tenancy agreement subject to the	)
Landlord’s right to deduct therefrom any	)
outstanding payments in accordance with	)
the existing tenancy agreement payable by	)
the Tenant to the Landlord in the presence	)
of:-)

26

Annexure 1

Memorandum

THIS MEMORANDUM is made this              day of       20

BETWEEN [*] whose registered office is situate at [*] (hereinafter called “the Landlord”) of the first part and the person, firm or company set out in Part I of the First Schedule hereto (hereinafter called the Tenant”) of the second part and the person, firm or company set out in Part II of the First Schedule hereto (hereinafter called “the Purchaser”) of the third part.

WHEREAS:

1.	By a [tenancy agreement/lease] particulars of which are set out in the Second Schedule herein and made between the Landlord and the Tenant (hereinafter called “the Tenancy Agreement”) ALL THOSE the premises as set out in the Third Schedule hereto (hereinafter called “the said premises”) were let by the Landlord to the Tenant for a term of years set out in the Fourth Schedule hereto (hereinafter called “the Term”) at the rent and upon the terms and conditions therein more particularly set forth.

2.	By an Agreement for Sale and Purchase particulars of which are set out in the Fifth Schedule hereto the Landlord agreed to sell to the Purchaser [certain properties including] the said premises at the consideration and upon the terms and conditions therein more particularly set forth.

3.	The Tenant has at the request of the Landlord and the Purchaser agreed to enter into this Memorandum on the terms and conditions hereinafter mentioned.

NOW IT IS HEREBY AGREED BY BETWEEN THE PARTIES HERETO as follows:

1. The Tenant hereby consents and authorises the Landlord to transfer the sum set out in the Sixth Schedule hereto being the deposit held by the Landlord under the Tenancy Agreement (hereinafter called “the said Deposit”) (less any amount which may be deducted by the Landlord therefrom pursuant to the terms of the Tenancy Agreement in respect of any loss, damage, costs or expense which may be sustained by the Landlord as a result of any non-observance or non-performance by the Tenant of any of the terms of the Tenancy Agreement) to the Purchaser upon completion of the sale and purchase of the said premises to be held and retained by the Purchaser as deposit in accordance with the terms of the Tenancy Agreement.

2. The Tenant hereby agrees that upon such transfer of the said Deposit (less any deduction as aforesaid) the Landlord shall be absolutely discharged from the Landlord’s obligations under the Tenancy Agreement to refund the same or any part thereof to the Tenant at the expiration or sooner determination of the Term under the Tenancy Agreement and the Tenant hereby further agrees to waive all the Tenant’s rights and claims under the Tenancy Agreement against the Landlord in respect of the said Deposit (less any deduction as aforesaid) upon such transfer being made as aforesaid.

3. The Tenant hereby undertakes and agrees with the Purchaser to observe and perform all the terms and conditions contained in the Tenancy Agreement and on its part to be observed and performed.

4. The Purchaser hereby agrees that the Purchaser will hold and refund the said Deposit (less any deduction as aforesaid) to the Tenant in accordance with the terms of the Tenancy Agreement.

5. Each party shall pay his own Solicitors’ costs and expenses of and incidental to the preparation, approval and completion of this Memorandum.

27

The First Schedule

Part I

The Tenant:

Part II

The Purchaser:

The Second Schedule

The Tenancy Agreement

Dated:

The Third Schedule

The said premises:

The Fourth Schedule

The Term:

The Fifth Schedule

The Agreement for Sale and Purchase

Dated:

Memorial No. :

The Sixth Schedule

The said Deposit:

28

AS WITNESS the parties hereto have executed this Memorandum the day and year first above written.

SIGNED by	)
)
for and on behalf of the Landlord	)
whose signature(s) is/are verified by:-)

SIGNED by	)
)
for and on behalf of the Tenant	)
in the presence of:-)

SIGNED by	)
)
for and on behalf of the Purchaser	)
in the presence of:-)

29

1800

9th Floor Plan

NAN FUNG TOWER

(Not to Scale. For identification purpose only.)

Dated 19th the day of October 2021

CENTURY WEALTH DEVELOPMENT LIMITED
(成裕發展有限公司)

AND

GLAM CAPITAL LIMITED
(港利資本有限公司)

TENANCY AGREEMENT

of

Room Nos. 908-11 on the 9th Floor
of Nan Fung Tower, 88 Connaught Road Central
and 173 Des Voeux Road Central, Hong Kong.